                                                                    EXHIBIT 99.2
P
                            PLAINS PETROLEUM COMPANY
R
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
    The undersigned hereby appoints James A. Miller and William F. Wallace and
X each of them proxies, will full power of substitution, to vote all shares of Common Stock of Plains Petroleum Company which the undersigned would be
Y entitled to vote if personally present at the Special Meeting of Stockholders to be held on July 18, 1995 at 9:00 a.m. Denver Time, and at any adjournments or postponements thereof, upon the matters that may properly come before the meeting or any adjournments or postponements thereof. Said proxies are directed to vote as instructed on the matters set
P forth below and otherwise in their discretion. Receipt of a copy of the Notice of said meeting and related Joint Proxy Statement/Prospectus is
R   hereby acknowledged.

O   1. Proposal to approve and adopt an Agreement and Plan of Merger, dated as of May 2, 1995, which appears as Annex I to the accompanying Joint Proxy
X Statement/Prospectus, providing for the merger of Barrett Energy Inc., a wholly owned subsidiary of Barrett Resources Corporation, with and into
Y      Plains Petroleum Company.

                   [_] FOR    [_] AGAINST    [_] ABSTAIN

    2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE FOR PROPOSAL NO. 1.

                                                    ---------------------------
                                                            Signature

                                                    ---------------------------
                                                     Signature if held jointly

                                                    ---------------------------
                                                               Date

    IMPORTANT: PLEASE MARK AND DATE THE PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR THEREON. If stock is held jointly, all joint owners must sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should give their full titles.